FORM 10f-3

                        THE BLACKROCK FUNDS

                   Record of Securities Purchased
               Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  See below

2.	Issuer:    Windstream Regatta Holdings, Inc.

3.	Date of Purchase:  11/14/07

4.	Underwriter from whom purchased:  JP Morgan Securities
Inc.

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

6.	Aggregate principal amount of purchased (out of total
offering):   $28,300,000 out of $210,500,000

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering): ):   $45,000,000 out of
$210,500,000

8.	Purchase price (net of fees and expenses):  100

9.	Date offering commenced:  11/14/07

10.	Offering price at end of first day on which any sales
were made:101

11.	Have the following conditions been satisfied:   Yes or No

a.	The securities are part of an issue registered
      under the Securities Act of 1933, as amended, which
      is being offered to the public, or are Eligible
      Municipal Securities, or are securities sold in an
      Eligible Foreign Offering or are securities sold
      in an Eligible Rule 144A Offering or part of an
      issue of government securities.                YES



b.	The securities were purchased prior to the
      end of the first day on which any sales
      were made, at a price that was not more
      than the price paid by each other
      purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the
        Issuer) or, if a rights offering, the
        securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. YES

c.	  The underwriting was a firm commitment
        underwriting.  YES

d.      The commission, spread or profit was
        reasonable and fair in relation to that
        being received by others for underwriting similar securities during the same period. YES

e.	In respect of any securities other than
      Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
      (including the operations of predecessors).  YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect benefit as a result of BlackRock's participation in the offering? YES







Approved: _     Derek   Schoenhofen
________________   Date:       _12/28/07__







ARK
BlackRock Senior High
Income Fund, Inc.
1,500,000.00
100
11/14/2007
11/30/2007

BATS-HINC
Managed Account Series:
High Income Portfolio
300,000.00
100
11/14/2007
11/30/2007


BGT2
BlackRock Global Floating Rate Income Trust
1,300,000.00
100
11/14/2007
11/30/2007

BHD
BlackRock Strategic Bond Trust
300,000.00
100
11/14/2007
11/30/2007

BHK
BlackRock Core Bond Trust
1,100,000.00
100
11/14/2007
11/30/2007

BHY
BlackRock High Yield Trust
200,000.00
100
11/14/2007
11/30/2007

BLW
BlackRock Limited Duration Income Trust
2,100,000.00
100
11/14/2007
11/30/2007

BNA-USD
BlackRock Income Opportunity Trust
1,300,000.00
100
11/14/2007
11/30/2007

BPP
BlackRock Preferred Opportunity Trust
1,200,000.00
100
11/14/2007
11/30/2007

BR-HIINC
BlackRock High Income Fund
2,000,000.00
100
11/14/2007
11/30/2007


BR-HIYLD BlackRock High Yield Bond Portfolio
4,300,000.00
100
11/14/2007
11/30/2007

BVA-HI BlackRock High Income Portfolio (Ins - Series)
200,000.00
100
11/14/2007
11/30/2007

COY
BlackRock Corporate High Yield Fund, Inc.
900,000.00
100
11/14/2007
11/30/2007

CYE
BlackRock Corporate High Yield Fund III, Inc.
1,000,000.00
100
11/14/2007
11/30/2007

DSU
BlackRock Debt Strategies Fund, Inc.
3,200,000.00
100
11/14/2007
11/30/2007

DVF
BlackRock Diversified
Income Strategies Fund, Inc.
1,000,000.00
100
11/14/2007
11/30/2007


FRA
BlackRock Floating Rate
Income Strategies Fund, Inc.
1,500,000.00
100
11/14/2007
11/30/2007

FRB
BlackRock Floating Rate
Income Strategies Fund II, Inc.
900,000.00
100
11/14/2007
11/30/2007
HIS
BlackRock High Income Shares
400,000.00
100
11/14/2007
11/30/2007

HYT
BlackRock Corporate High Yield Fund VI, Inc.
1,500,000.00
100
11/14/2007
11/30/2007

HYV
BlackRock Corporate High Yield Fund V, Inc.
1,400,000.00
100
11/14/2007
11/30/2007

MIST-HY
MIST BlackRock High Yield Portfolio
700,000.00
100
11/14/2007
11/30/2007